Exhibit 99.1
Resource Extraction Payment Report

This exhibit to Form SD presents payments made by ConocoPhillips to the U.S. federal government and foreign governments for the purpose of commercial development of oil and natural gas during the year ended December 31, 2025. The information within this report has been prepared and is presented in accordance with Rule 13q-1 (17 CFR 240.13q-1) under the Securities Exchange Act of 1934, as amended (“the Rule”). This report is limited to payments required to be disclosed by the Rule and does not include other payments and contributions to governmental and civic entities beyond the scope of the Rule. Therefore, amounts disclosed in this report differ from disclosures in ConocoPhillips’ other publicly available financial reports, including those found within periodic reports filed with the U.S. Securities and Exchange Commission. Throughout the report, certain totals may differ from the precise sum of the underlying components due to rounding.

Payments
Payments are disclosed on a cash basis, according to the year during which the payment was made (rather than on an accrual basis). Only payments of the types defined within the Rule and for which ConocoPhillips made payments during the reporting period are presented. In-kind payments are reported at cost or at fair value, as indicated in the tables below.

Currency
All payments are reported in thousands of United States dollars (U.S. Dollars or USD). Payments made in other currencies have been converted into USD by translating the payment at the exchange rate existing at the time the payment was made.

Projects
Payments are grouped into projects, which, in accordance with the Rule, are defined as the combination of the country, the designation of "onshore" or "offshore" and body of water, and the political subnational jurisdiction of the associated extractive activities. Countries and political subnational jurisdictions are designated by ISO 3166 country codes. The resources being extracted are oil and natural gas, all with the extraction method of “well,” unless otherwise noted. Obligations levied at the entity level rather than on a particular project are disclosed as entity level payments.

ConocoPhillips 2025 - Resource Extraction Issuer Disclosure and Report	1

Payment Overview

	Payments in Thousands of U.S. Dollars
Country	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Community and Social Responsibility	Total
Australia	$—	—	237	—	—	—	237
Cambodia	—	—	250	—	—	—	250
Canada	20,105	357,198	11,021	—	—	—	388,325
China	129,019	—	233	—	250	—	129,503
Equatorial Guinea	127,056	1,271	1,793	139,461	—	4,440	274,021
Libya	1,461,379	135,343	81	—	—	—	1,596,803
Malaysia	193,288	171,551	4,214	159,124	—	—	528,177
Norway	1,764,008	—	75,707	140,745	—	—	1,980,460
Qatar	172	—	—	—	—	—	172
United Kingdom	13,339	—	376	—	—	—	13,715
United States	1,076,736	536,311	3,470	—	—	—	1,616,516
Total	$4,785,102	1,201,674	97,382	439,330	250	4,440	6,528,179

ConocoPhillips 2025 - Resource Extraction Issuer Disclosure and Report	2

Segment Reporting

Alaska Segment

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Royalties	Fees	Total
Office of Natural Resources Revenue	Onshore/US/US-AK/Oil/Natural Gas/Well	USD	$36,482	1,130	37,612
Bureau of Land Management	Onshore/US/US-AK/Oil/Natural Gas/Well	USD	—	64	64
		In-Kind[1]	—	288	288
Alaska Total			$36,482	1,483	37,965
¹In-kind payments of $288,483 are reported at cost

ConocoPhillips 2025 - Resource Extraction Issuer Disclosure and Report	3

Lower 48 Segment

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Royalties	Fees	Total
Office of Natural Resources Revenue	Onshore/US/US-MT/Oil/Natural Gas/Well	USD	$7	6	14
	Onshore/US/US-NM/Oil/Natural Gas/Well	USD	410,748	21	410,768
	Onshore/US/US-ND/Oil/Natural Gas/Well	USD	78,287	2	78,290
	Onshore/US/US-WY/Oil/Natural Gas/Well	USD	12	7	19
	Offshore-Gulf of America/US/US-LA/Oil/Natural Gas/Well	USD	10,774	—	10,774
Bureau of Land Management	Onshore/US/US-NM/Oil/Natural Gas/Well	USD	—	1,658	1,658
	Onshore/US/US-ND/Oil/Natural Gas/Well	USD	—	293	293
Lower 48 Total			$499,829	1,987	501,816

ConocoPhillips 2025 - Resource Extraction Issuer Disclosure and Report	4

Canada Segment

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Royalties	Fees	Total
Province of Alberta	Onshore/CA/CA-AB/Oil/Well	CAD	$—	319,621	4,718	324,338
Province of British Columbia	Onshore/CA/CA-BC/Oil/Natural Gas/Well	CAD	1,847	37,578	2,160	41,585
Regional Municipality of Wood Buffalo	Onshore/CA/CA-AB/Oil/Well	CAD	18,258	—	—	18,258
Blueberry River First Nation	Onshore/CA/CA-BC/Oil/Natural Gas/Well	CAD	—	—	1,252	1,252
Fort McMurray 468 First Nation	Onshore/CA/CA-AB/Oil/Well	CAD	—	—	770	770
Halfway River First Nation	Onshore/CA/CA-BC/Oil/Natural Gas/Well	CAD	—	—	942	942
Heart Lake First Nation Consultation	Onshore/CA/CA-AB/Oil/Well	CAD	—	—	131	131
Metis Nation of Alberta Local Council 1935	Onshore/CA/CA-AB/Oil/Well	CAD	—	—	133	133
Chipewyan Prairie First Nation	Onshore/CA/CA-AB/Oil/Well	CAD	—	—	776	776
Conklin Resource Development Advisory Committee	Onshore/CA/CA-AB/Oil/Well	CAD	—	—	139	139
Canada Total			$20,105	357,198	11,021	388,325

ConocoPhillips 2025 - Resource Extraction Issuer Disclosure and Report	5

Europe, Middle East and North Africa Segment

United Kingdom

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Fees	Total
HM Revenue & Customs	Onshore-North Sea/GB/GB-STT/Oil/Natural Gas/Well	GBP	$13,339	—	13,339
Environment Agency	Onshore-North Sea/GB/GB-STT/Oil/Natural Gas/Well	GBP	—	113	113
North Sea Transition Authority	Offshore-North Sea/GB/GB-NBL/Oil/Natural Gas/Well	GBP	—	263	263
United Kingdom Total			$13,339	376	13,715

Equatorial Guinea

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Royalties	Fees	Production Entitlements	Community and Social Responsibility	Total
EG Federal Government	Offshore-Gulf of Guinea/GQ/GQ-BN/Oil/Natural Gas/Well	In-Kind[1]	$—	—	—	—	4,440	4,440
		USD	—	—	158	—	—	158
EG Ministry of Mines and Hydrocarbons	Offshore-Gulf of Guinea/GQ/GQ-BN/Oil/Natural Gas/Well	USD	—	—	892	—	—	892
		XAF	—	—	486	—	—	486
		In-Kind[2]	—	—	—	128,349	—	128,349
GEPetrol	Offshore-Gulf of Guinea/GQ/GQ-BN/Oil/Natural Gas/Well	In-Kind[2]	—	—	—	11,112	—	11,112
		USD	—	100	—	—	—	100
Tesoreria y Patrimonio del Estado	Offshore-Gulf of Guinea/GQ/GQ-BN/Oil/Natural Gas/Well	USD	30,026	1,171	253	—	—	31,450
		XAF	97,029	—	4	—	—	97,033
Equatorial Guinea Total			$127,056	1,271	1,793	139,461	4,440	274,021
¹ Community and social responsibility payments made in-kind are reported at actual cost.
² Production entitlements in-kind payments represent the market value of volumes conveyed to the EG Government.

ConocoPhillips 2025 - Resource Extraction Issuer Disclosure and Report	6

Libya

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Royalties	Fees	Total
Ministry of Oil and Gas	Onshore/LY/LY-WA/Oil/Natural Gas/Well	USD	$1,461,379	135,343	—	1,596,722
		LYD	—	—	81	81
Libya Total			$1,461,379	135,343	81	1,596,803

Norway

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Fees	Production Entitlements	Total
Sokkeldirektoratet	Offshore-North Sea/NO/NO-11/Oil/Natural Gas/Well	NOK	$—	70,418	—	70,418
	Offshore-Norwegian Sea/NO/NO-46/Oil/Natural Gas/Well	NOK	—	1,943	—	1,943
Skatteetaten	Entity Level Payment	NOK	1,764,008	—	—	1,764,008
Havindustritilsynet	Offshore-North Sea/NO/NO-11/Oil/Natural Gas/Well	NOK	—	1,671	—	1,671
Petoro	Offshore-North Sea/NO/NO-11/Oil/Natural Gas/Well	In-Kind¹	—	—	140,745	140,745
Naeringslivets NOx Fond	Offshore-North Sea/NO/NO-11/Oil/Natural Gas/Well	NOK	—	1,674	—	1,674
Norway Total			$1,764,008	75,707	140,745	1,980,460
¹In-kind payments of $140,745 thousand represent 2,053 MBOE valued at regional market prices.

Qatar

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Total
General Tax Authority	Entity Level Payment	QAR	$172	172
Qatar Total			$172	172

ConocoPhillips 2025 - Resource Extraction Issuer Disclosure and Report	7

Asia Pacific Segment

Australia

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Fees	Total
National Offshore Petroleum Safety and Environmental Management Authority	Offshore-Commonwealth Waters/AU/AU-VIC/Natural Gas/Well	AUD	$163	163
	Offshore-Commonwealth Waters/AU/AU-TAS/Natural Gas/Well	AUD	74	74
Australia Total			$237	237

China

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Fees	Bonuses	Total
Tianjin Municipal Tax Service, State Taxation Administration	Offshore-Bohai Sea/CN/CN-TJ/Oil/Well	CNY	$126,051	233	—	126,284
CNOOC (China) Ltd - Tianjin Branch	Offshore-Bohai Sea/CN/CN-TJ/Oil/Well	CNY	2,968	—	—	2,968
China National Offshore Oil Corporation	Offshore-Pearl River Mouth Basin/CN/CN-TJ/Oil/Well	USD	—	—	250	250
China Total			$129,019	233	250	129,503

ConocoPhillips 2025 - Resource Extraction Issuer Disclosure and Report	8

Malaysia

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Royalties	Fees	Production Entitlements	Total
Ketua Pengarah Hasil Dalam Negeri	Offshore-South China Sea/MY/MY-12/Oil/Natural Gas/Well	MYR	$155,657	—	—	—	155,657
	Entity Level Payment/MY	MYR	644	—	—	—	644
Pengarah Kastam Negeri	Offshore-South China Sea/MY/MY-12/Oil/Natural Gas/Well	MYR	3,880	—	—	—	3,880
Bendahari Negeri Sabah	Offshore-South China Sea/MY/MY-12/Oil/Natural Gas/Well	MYR	33,106	—	—	—	33,106
Petroliam Nasional Berhad	Offshore-South China Sea/MY/MY-12/Oil/Natural Gas/Well	'In-Kind[1]	—	170,849	—	—	170,849
		MYR	—	702	—	—	702
		MYR	—	—	4,214	—	4,214
Petronas Carigali SDN BHD	Offshore-South China Sea/MY/MY-12/Oil and Natural Gas/Well	In-Kind[2]	—	—	—	159,124	159,124
Malaysia Total			$193,288	171,551	4,214	159,124	528,177
1In-kind payments of $170,849 are reported at fair value
2In-kind payments of $159,124 are reported at fair value

ConocoPhillips 2025 - Resource Extraction Issuer Disclosure and Report	9

Corporate and Other

Cambodia

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Fees	Total
Ministry of Mines and Energy	Onshore/KH/KH-12/Oil/Natural Gas/Well	USD	$250	250
Cambodia Total			$250	250

Corporate Entity Level Payments

	Payments in Thousands of U.S. Dollars
Government Entity	Project	Payment Currency	Taxes	Total
Internal Revenue Service	Entity Level Payment/US	USD	$1,076,736	1,076,736
Corporate and Other Total			$1,076,736	1,076,736
This report contains only those payments that are subject to disclosure requirements and excludes state and local income taxes paid within the United States. Please refer to the ConocoPhillips 2025 Annual Report on Form 10-K for income tax disclosures including U.S. state and local income taxes.

ConocoPhillips 2025 - Resource Extraction Issuer Disclosure and Report	10